Exhibit 10.1

AUS:676983.4

AUS:676983.4

LDR HOLDING CORPORATION

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

April 7, 2014

TABLE OF CONTENTS

1.	Registration Rights	2
1.1	Definitions	2
1.2	Request for Registration	3
1.3	Company Registration	4
1.4	Obligations of the Company	5
1.5	Furnish Information	6
1.6	Expenses of Demand Registration	7
1.7	Expenses of Company Registration	7
1.8	Underwriting Requirements	7
1.9	Delay of Registration	8
1.10	Indemnification	8
1.11	Reports Under Securities Exchange Act	10
1.12	Form S-3 Registration	10
1.13	Assignment of Registration Rights	11
1.14	Limitations on Subsequent Registration Rights	11
1.15	[Reserved]	11
1.16	Termination of Registration Rights	12
1.17	Waiver	12
2.	[Reserved]	12
3.	Miscellaneous	12
3.1	Successors and Assigns	12
3.2	Governing Law	12
3.3	Waiver of Jury Trial	12
3.4	Legends	12
3.5	Counterparts	13
3.6	Titles and Subtitles	13
3.7	Notices	12
3.8	Expenses	14
3.9	Amendments and Waivers	14
3.10	Severability	14
3.11	Aggregation of Stock	14
3.12	Entire Agreement	14
3.13	Telecopy Execution and Delivery	14
3.14	Confidentiality	14

Schedule A	Schedule of Investors
Schedule B	Schedule of Common Stockholders
Schedule C	Schedule of Put Holders
Schedule D	Schedule of Lending Institutions

AUS:676983.4
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of April 7, 2014 by and among (i) LDR Holding Corporation, a Delaware corporation (the “Company”), (ii) each of the holders of (A) the Company’s Common Stock, par value $0.001 per share (“Common Stock”), issued upon conversion of the Company’s Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, and Series A-2 Convertible Preferred Stock in connection with the Company’s initial public offering; and (B) the holders of the Common Stock issued upon conversion of the Convertible Notes (as defined herein) in connection with the Company’s initial public offering (collectively, the “Investors”) listed on Schedule A hereto; (iii) (A) each of the holders of Common Stock listed on Schedule B hereto; and (B) each Put Holder (as defined below) listed on Schedule C hereto (collectively, the “Common Stockholders”) and (iv) certain Lending Institutions (as defined herein) set forth on Schedule D hereto.
RECITALS
WHEREAS, in connection with the Company’s Series C Preferred Stock financing, the Company and certain stockholders of the Company entered into an Amended and Restated Investors’ Rights Agreement dated as of September 11, 2007 (as amended from time to time, the “Prior Agreement”);
WHEREAS, the Company completed its initial public offering of the Common Stock in October 2013, and in connection therewith: (1) all of the shares of the Company’s Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, and Series A-2 Convertible Preferred Stock converted into shares of Common Stock; and (2) certain of the Convertible Notes converted into shares of Common Stock; and
WHEREAS, the Company, the Investors included on the signature pages hereto and the Common Stockholders included on the signature pages hereto, which holders constitute the holders of a majority of the Registrable Securities held by the Investors and the Common Stockholders, desire to amend and restate the Prior Agreement in its entirety to, among other things, (1) incorporate amendments to the Prior Agreement; (2) update the parties listed on the Schedules hereto to reflect additional parties to the Prior Agreement; (3) waive applicability of this Agreement to an offering of Common Stock by the Company; and (4) the make certain other updates and changes reflected herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
A.    Amendment of Prior Agreement. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities on an As Exchanged Basis, as such terms are defined in the Prior Agreement, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Common Stockholders and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Common Stockholders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein.

1.    Registration Rights. The Company, the Investors and the Common Stockholders covenant and agree as follows:
1.1    Definitions. For purposes of this Section 1:
(a)The term “As Exchanged Basis” shall mean with respect to the Common Stock, all of the then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock issuable upon the exercise of the outstanding options to exchange the then outstanding shares or Class A Stock of LDR Médical SAS, a company organized under the laws of the French Republic (“LDR Médical”), for shares of Common Stock pursuant to the Put-Call Agreement.
(b)The term “Common Holder” shall mean (i) each of the Common Stockholders and (ii) each of Lending Institution made a party hereto.
(c)The term “Convertible Notes” means those certain subordinated secured convertible promissory notes, according to their terms, issued pursuant to that certain Note Purchase Agreement by and between the Company and certain investors listed on Schedule A or Schedule B thereto dated April 25, 2012.
(d)The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor U.S. federal statute that shall be in effect at the time.
(e)The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any similar short-form registration statement subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(f)The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.
(g)The term “Lending Institution” shall mean a bank, savings and loan association or other similar lending institution that lends funds to the Company, and in connection therewith receives equity securities of the Company, all on terms approved by the Company’s Board of Directors.
(h)The term “Put Holder” shall mean each shareholder and holder of warrants to acquire shares of LDR Médical holding a put option pursuant to Section 2.02 of the Put-Call Agreement.
(i)The term “Put-Call Agreement” shall mean the Second Amended and Restated Put-Call Agreement dated as of August 6, 2013 by and between the Company, LDR Médical and each shareholder and holder of warrants to acquire shares of LDR Médical, as amended from time to time.
(j)The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
(k)The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the Company held by any Investor or proper transferee, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which his rights under this Section 1 are not assigned, and (iii) the Common Stock issuable or issued upon conversion of the Convertible Notes.
(l)The term “Common Registrable Securities” means (i) the Common Stock of the Company issued or issuable upon exercise of an option pursuant to the Put-Call Agreement to the

Common Holders, (ii) the Common Stock issued or issuable upon conversion of any warrant right or other security which is issued to a Lending Institution, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Common Registrable Securities sold by a Common Holder in a transaction in which his rights under this Section 1 are not assigned.
(m)The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities. For avoidance of doubt, the number of Common Registrable Securities shall not be used in calculating the foregoing number.
(n)The term “Securities Act” means the Securities Act of 1933, as amended, or any successor U.S. federal statute that shall be in effect at the time.
(o)The term “SEC” shall mean the Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.
1.2    Request for Registration.
(a)If at any time after the earlier of (A) the third anniversary of the date hereof and (B) 180 days following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm underwritten offering of its securities to the general public, the Company shall receive a written request from the Holders of at least (A) majority of the Registrable Securities then outstanding in the case of the first such registration or (B) one-third of the Registrable Securities then outstanding in the case of the second such registration, and in each case the aggregate offering price of such registration is at least $5,000,000, that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding, then the Company shall:
(i)within 20 days of the receipt thereof, give written notice of such request to all Holders; and
(ii)use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of Section 1.2(b), within 20 days of the mailing of such notice by the Company in accordance with Section 4.5.
(b)If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration of Registrable Securities pursuant to this Section 1.2. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company’s account) are first entirely excluded from the underwriting.
(c)Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right under Section 1.12(b) more than once in any 12-month period and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period.
(d)In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
(i)after the Company has effected two registrations pursuant to this Section 1.2 provided that (1) each such registration has been declared or ordered effective and (2) each such registration statement remains effective and there are no stop orders in effect to such registration statement;
(ii)within 12 months after the effective date of the first registration made pursuant to this Section 1.2;
(iii)during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 or Section 1.12 hereof unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date 90 days after the effective date of such registration; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv)If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.
1.3    Company Registration. If, but without any obligation to do so, at any time after its initial public offering the Company proposes to register (including for this purpose a registration effected by the Company for the Holders or stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder and Common Holder written notice of such registration. Upon the written request of each Holder or Common Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, if applicable, cause to be registered under the Securities Act all of the Registrable Securities and Common Registrable Securities that each such Holder and Common Holder, as the case may be, has requested to be registered. The rights of the Holders and Common Holders pursuant to this Section 1.3 shall not apply to the initial public offering of the Company’s stock.
1.4    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities or Common Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)Prepare and file with the SEC a registration statement with respect to such Registrable Securities and Common Registrable Securities and use its efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities and Common Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder or Common Holder, as the case may be, refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities and Common Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities and Common Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)Furnish to the Holders and Common Holders, as the case may be, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities and Common Registrable Securities owned by them.
(d)Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or the Common Holders, or the managing underwriter in the case of an underwritten public offering; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in such jurisdiction.
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and Common Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)Notify each Holder of Registrable Securities, and each Common Holder holding Common Registrable Securities, covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(g)Cause all such Registrable Securities and Common Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(h)Provide a transfer agent and registrar for all Registrable Securities and Common Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities and Common Registrable Securities, in each case not later than the effective date of such registration.
(i)Use its best efforts to furnish, at the request of any Holder or Common Holder requesting registration of Registrable Securities or Common Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities or Common Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and Common Holders requesting registration of Registrable Securities and Common Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and Common Holders requesting registration of Registrable Securities and Common Registrable Securities.
(j)Notify each Holder of Registrable Securities and each Common Holder holding Common Registrable Securities, covered by such registration statement, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.
(k)Advise each Holder of Registrable Securities or Common Holder holding Common Registrable Securities, covered by such registration statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for such purpose and promptly use its efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
(l)Otherwise use its best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition.
(m)To make generally available to its security holders, as soon as reasonably practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
1.5    Furnish Information.
(a)It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities or Common Registrable Securities of any selling Holder or Common Holder, as the case may be, that such Holder or Common Holder shall furnish to the Company such information regarding itself, the Registrable Securities and Common Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities or such Common Holder’s Common Registrable Securities, as the case may be. If a Holder or Common Holder fails to comply with the preceding sentence, its Registrable Securities or Common registrable Securities shall be excluded from the registration.
(b)The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the failure of a Holder or Common Holder to comply with Section 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(b)(2), whichever is applicable.
1.6    Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 and 1.3, including (without limitation) all registration, filing, qualification, transfer agent, blue sky, NASD, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders and Common Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
1.7    Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities and Common Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder and Common Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, qualification, transfer agent, blue sky, NASD, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities and Common Registrable Securities.
1.8    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ or Common Holders’ securities in such underwriting unless they accept the terms of the underwriting, which shall be customary for this type of offering, as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities and Common Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities and Common Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata first among the selling stockholders that hold Registrable Securities, second, among the Lending Institutions holding Common Registrable Securities on a pro rata basis amongst such Lending Institutions, third among the

Common Stockholders holding Common Registrable Securities on a pro rata basis amongst such Common Stockholders, and fourth to other selling stockholders with rights to include their shares in such registration, according to the total amount of securities entitled to be included therein owned by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.
1.9    Delay of Registration. No Holder or Common Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each Common Holder, any underwriter (as defined in the Securities Act) for such Holder or Common Holder and their respective officers, directors, partners, legal counsel and accountants and each person who controls any of such persons within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) and expenses (including reasonable attorney fees) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein (including any free writing prospectus) or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, Common Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, Common Holder, underwriter or controlling person.
(b)To the extent permitted by law, each selling Holder and each selling Common Holder (in each case severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder or Common Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or Common Holder expressly for use in connection with such registration; and each such Holder or Common Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder or Common Holder, as the case may be, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder or such Common Holder. In the event that the holders of a majority of shares held by other Holders or Common Holders selling securities in such registration statement agree to a settlement of any such loss, claim, damage, liability or action, and such settlement treats each share of a specific class equally to all other shares of the same class, all other Holders or Common Holders selling securities in such registration statement agree to be bound by such settlement.
(c)Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
(d)If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)The obligations of the Company, Holders and Common Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities or Common Registrable Securities in a registration statement under this Section 1, and otherwise, and shall not be affected by any investigation by the Company, Holders or Common Holders.
1.11    Reports Under Securities Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;
(b)take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
(c)file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(d)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
1.12    Form S-3 Registration. In case the Company shall receive a written request from the Holder or Holders of more than 25% of the Registrable Securities or 50% of the Registrable Securities that were Series C Preferred Stock, in each case then outstanding, that the Company effect a registration on Form S-3, or any comparable or successor form or forms, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a)promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right together with the similar right under Section 1.2 above more than once in any 12 month period or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in such jurisdiction.
(c)Subject to the foregoing, the Company shall use its best efforts to effect a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with registrations requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, transfer agent, blue sky, NASD, printers’ and accounting fees and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with the Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or Section 1.3, respectively.
1.13    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder or Common Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including (without limitation) the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.
1.14    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would provide or allow such holder or prospective holder (a) the same rights provided to the Holders pursuant to Section 1 hereof, (b) to include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.12 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which are included, (c) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in Section 1.2(a) or within 180 days of the effective date of any registration effected pursuant to Section 1.2 or (d) any registration rights unless such holder is bound by obligations similar to the obligations of the Holders set forth in Sections 1.5, 1.6, 1.7, 1.8, 1.9, 1.10 and 1.15.
1.15    [Reserved].
1.16    Termination of Registration Rights.
(a)No Holder or Common Holder shall be entitled to exercise any right provided for in this Section 1 after seven years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

(b)In addition, the right of any Holder or Common Holder to request registration or inclusion in any registration pursuant to this Section 1 shall terminate at such time when all shares of Registrable Securities or Common Registrable Securities held or entitled to be held upon conversion by such Holder or Common Holder may immediately be sold under Rule 144 during any 90-day period without registration.
1.17    Waiver. In connection with the proposed public offering (the “Offering”) of the Common Stock being made pursuant to a registration statement filed with the SEC on or about April 2, 2014, the Holders waive any and all rights pursuant to Section 1 hereto in connection with the Offering, including without limitation, rights to register any shares, whether now owned or hereafter acquired, of the Company’s capital stock pursuant to Section 1.3 hereto, and any and all notice requirements contained in the Prior Agreement and this Agreement related thereto.
2.    [Reserved].
3.    Miscellaneous.
3.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
3.3    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES TO THIS AGREEMENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND, BY ITS EXECUTION OF THIS AGREEMENT CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.
3.4    Legends. During the term of this Agreement, each certificate representing shares of capital stock held by parties hereto will bear a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS (INCLUDING, AMONG OTHER THINGS, MARKET STAND-OFF PROVISIONS) CONTAINED IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. A COPY OF THE INVESTORS’ RIGHTS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The Company shall make a notation on its record and give instructions to any transfer agent of such capital stock in order to implement the restrictions and agreements contained in this Agreement.

3.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.
3.6    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and do not constitute a part of this Agreement.
3.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth herein (or at such other address for a party as such party may designate pursuant to this Section 3.7):
(a)If to the Company:
LDR Holding Corporation
13785 Research Boulevard, Suite 200
Austin, Texas 78750
Fax: (512) 344-3450
Attn: Executive Vice-President
General Counsel and Compliance Officer

with a copy (which shall not constitute notice) to:
Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, TX 78701
Fax: (512) 320-9292
Attn: Carmelo M. Gordian

(b)If to the Investors:
At the address set forth below such Investor’s name on Schedule A hereto.
(c)If to the Common Stockholders:
At the address set forth below such Common Stockholder’s name on Schedule B or Schedule C hereto or otherwise provided to the Company, as applicable.
(d)If to the Lending Institutions:
At the address set forth below such Lending Institution’s name on Schedule D hereto.
Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 3.7 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.
3.8    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
3.9    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Registrable Securities held by the Investors; provided that no amendment or waiver shall be effective if it would adversely affect the rights of any Holder or group of Holders in a manner different than the other Holders without the written consent of such Holder or the Holders of a majority of the Registrable Securities (on an As Exchanged Basis) held by such group; provided further, that no amendment or waiver shall be effective if it would adversely affect the rights of the Common Holders in a manner different than all of the Holders without the written consent of Common Holders then holding a majority of Common Stock held by all Common Holders (on an As Exchanged Basis); provided further, that the grant of subsequent registration rights which are senior or pari passu to the Common Holders’ rights shall not require consent of the Common Holders; provided, further, that the Company may amend the schedules hereto from time to time to remove any Holder whose rights have terminated pursuant to Section 1.16. Any amendment or waiver effected in accordance with this Section 3.9 shall be binding upon each holder of any Registrable Securities or Common Registrable Securities then outstanding, each future holder of all such Registrable Securities and Common Registrable Securities, and the Company. Any amendment or waiver not effected in accordance with this Section 3.9 shall be null and void.
3.10    Severability. In the event one or more provisions of this Agreement should for any reason be held to be invalid, illegal or unenforceable, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
3.11    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
3.12    Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the obligation of the Company to register securities on behalf of the Investors and the Common Holders and certain information and participation rights of the Investors and all other written or oral agreements relating thereto (including without limitation the Prior Agreement) are expressly cancelled.
3.13    Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
3.14    Confidentiality. Each Investor, Common Stockholder and Lending Institution party hereto agrees that such person will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.14 by such person), (b) is or has been independently developed or conceived by such person without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such person by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor, Common Stockholder or Lending Institution may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; and (ii) as may otherwise be required by law, provided that such person promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
[Signature Pages Follow]

76983.4
AUS:676983.4
IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
THE COMPANY:
LDR HOLDING CORPORATION
By:/s/ Scott Way
Scott Way
Executive Vice President, General Counsel, Compliance Officer and Secretary

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:

Telegraph Hill Partners SBIC, L.P.

By: Telegraph Hill Partners SBIC, LLC
Its: General Partner

By:/s/ Robert G. Shepler
Robert G. Shepler
Managing Director

THP Affiliates Fund, LLC

By: Telegraph Hill Partners Investment Management, LLC
Its: Manager
By: Telegraph Hill Partners Management Company LLC
Its: Manager

By: /s/ Robert G. Shepler
Robert G. Shepler
Managing Director

Telegraph Hill Partners, L.P.

By: Telegraph Hill Partners Investment Management, LLC
Its: Manager
By: Telegraph Hill Partners Management Company LLC
Its: Manager

By: /s/ Robert G. Shepler
Robert G. Shepler
Managing Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

Telegraph Hill Partners II, L.P.

By:     Telegraph Hill Partners II Investment
Management, LLC
Its:     General Partner
By:     Telegraph Hill Management Company LLC
Its:    Manager

By: /s/ Robert G. Shepler
Robert G. Shepler
Manager

THP II Affiliates Fund, LLC

By: Telegraph Hill Partners II Investment
Management, LLC
Its: Manager
By: Telegraph Hill Management Company LLC
Its:     Manager

By: /s/ Robert G. Shepler
Robert G. Shepler
Manager

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:

AUSTIN VENTURES VIII, L.P.

By:        AV Partners VIII, L.P.
Its:        General Partner

By: /s/ Joseph Aragona
Name: Joseph Aragona
Title: General Partner

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:

PTV Sciences II, L.P.

By:    Pinto Technology Ventures GP II, L.P
Its:    General Partner
By:    Pinto TV GP Company LLC
Its:    General Partner

By: /s/ Matthew Crawford
Name: Matthew Crawford
Title: Managing Director

Pinto Technology Ventures, L.P.

By:    Pinto Technology Ventures GP, L.P
Its:    General Partner
By:    Pinto TV GP Company LLC
Its:    General Partner

By: /s/ Matthew Crawford
Name: Matthew Crawford
Title: Managing Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

R CAPITAL TECHNOLOGIES FCPR

By:    Keensight Capital
Its:    Managing Company

By: /s/ Pierre Remy
Name: Pierre Remy
Title: Managing Partner

R CAPITAL PRIVE TECHNOLOGIES FCPR

By:    Keensight Capital
Its:    Managing Company

By: /s/ Pierre Remy
Name: Pierre Remy
Title: Managing Partner

R CAPITAL III FCPR

By:    Keensight Capital
Its:    Managing Company

By: /s/ Pierre Remy
Name: Pierre Remy
Title: Managing Partner

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:

VERWALTUNGSGESELLSCHAFT AD. KRAUTH

By: /s/ Stefan Widensohler
Name: Stefan Widensohler
Title: President & CEO

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.
PUT HOLDERS:

/s/ Christophe Lavigne
Christophe Lavigne

/s/ Hervé Dinville
Hervé Dinville

/s/ Patrick Richard
Patrick Richard

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A
SCHEDULE OF INVESTORS
(as of April 7, 2014)

Investor Name	Shares of Common Stock Held
Austin Ventures VIII, L.P. 300 W. 6th Street, Suite 2200 Austin, TX 78701 Fax: (512) 476-3952 Attn: Joe Aragona Email: jaragona@austinventures.com	2,919,933
Dalhia A Sicar SCA 5-7, rue de Monttessuy 75007 Paris, France Attn: Benoit de Kerleau and Didier Pascal Email: benoit.dekerleay@dahlia-partners.com Emaik: didier.pascal@dahlia-partners.com	780,161
FCPR R Capital III 64, Rue de Lisbonne 75008 Paris, France Attn: Pierre Remy Email: premy@keensightcapital.com	247,695
FCPR R Capital Privé Technologies 64, Rue de Lisbonne 75008 Paris, France Attn: Pierre Remy Email: premy@keensightcapital.com	323,120
FCPR R Capital Technologies 64, Rue de Lisbonne 75008 Paris, France Attn: Pierre Remy Email: premy@keensightcapital.com	2,020,448
Fin POS SA 1 Place Darmes Grand Duche Luxembourg Luxembourg L-1136 Attn: Michele Mezzarobba Email: michele.mezzarobba@paris-orleans.com	725,391
PO Capinvest 1 SAS 23 Bis Avenue De Messine Paris France 75008 Attn: Michele Mezzarobba Email: michele.mezzarobba@paris-orleans.com	137,450

Investor Name	Shares of Common Stock Held
Path[4] Innovations, LP 8301 Coriander Cove Ausitn, TX 78729 Email: steve@spindletopcapital.com	34,459
Pinto Technology Ventures, L.P. 3600 N Capital of Texas Hwy Building B, Suite 245 Austin, TX 78746 Attn: Matthew Crawford Email: matt@ptvsciences.com	984,396
PTV Sciences II, L.P. 3600 N Capital of Texas Hwy Building B, Suite 245 Austin, TX 78746 Attn: Matthew Crawford Email: matt@ptvsciences.com	916,171
Telegraph Hill Partners II, LP 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Robert G. Shepler Email: rgs@thpartners.net	2,543,035
Telegraph Hill Partners LP 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Robert G. Shepler Email: rgs@thpartners.net	69,971
Telegraph Hill Partners SBIC, LP 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Robert G. Shepler Email: rgs@thpartners.net	368,145
THP Affiliates Fund, LLC 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Robert G. Shepler Email: rgs@thpartners.net	15,889

Investor Name	Shares of Common Stock Held
THP II Affiliates Fund, LLC 360 Post Street Suite 601 San Francisco, CA 94108 Fax: (415) 765-6983 Attn: Robert G. Shepler Email: rgs@thpartners.net	55,974
Verwaltungsgellschaft AD. KRAUTH Wandsbeker Königstr. 27-29 22041 Hamburg Attn: Stefan Widensohler	486,158
TOTAL	12,628,396

AUS:676983.4
SCHEDULE B
SCHEDULE OF COMMON STOCKHOLDERS

Common Stockholder Name	Shares of Common Stock Held
Path[4], LLC 8301 Coriander Cove Ausitn, TX 78729 Email: steve@spindletopcapital.com	20,001
SHKH, LLC 5239 E Paradise Canyon Rd. Paradise Valley, AZ 85253 Attn: Stephen Hochschuler, M.D.	45,830
Jan de Decker Welbeloond Nova Constantia Road Cape Town South Africa 07806	17,403
Daniel L. Peterson, M.D. 1002 Arrow Eye Trail Austin, TX 78733	8,238
John K. Stokes, M.D. 9005 Thickwoods Cove Austin, TX 78737	8,238
Mark Richards 222 Tulip Trail Bend Cedar Park, TX 78613	258
TOTAL	99,968

SCHEDULE C
SCHEDULE OF PUT HOLDERS
(as of April 7, 2014)

Put-Call Holder Name	Shares of Common Stock Held
Agnès Koch	349
Alain Roussel	5,094
Alexis Mercier	4,392
Annabelle Debauchez	349
Bluesoph Pty LTD ATF Jennifer Swain Superannuation Fund	4,351
Camille Marguier	4,386
Catherine Rodriguez-Chevreau	349
Cedric Demonsand	349
Céline Fauchot	2,222
Christophe Besnard	2,964
Christophe Garnier	4,386
Christophe Lavigne	1,161,335
Dominique Ferrari	13,662
Emmanuelle Arnon	4,096
Eric Vigneron	28,634
Estelle Arbrun	348
Frédérique Dugrillon	2,611
Hervé Dinville	1,304,490
J. Huppert	42,138
Jean-Jacques Coll	1,741
Jean-Louis Médus	33,646
José Thevenin	1,741
Julien Clause	3,058
Julien Jordy	349
Lucie Aubourg	1,486
M. Ameil	84,374
Mathieu Vidal	1,486
Maxence Rebut	1,259
ME and TV Taylor in Trust for the Mary Taylor Superfund	8,701
Michael Labrum	4,090
P. Bernard	21,069
Patrick Richard	723,823

Put-Call Holder Name	Shares of Common Stock Held
Ruppert Griffiths	11,602
Sanuel Lequette	2,965
Sophie Stephanutti	523
Stéphan Menard	1,306
Taylor Bryant Pty, Ltd.	4,351
Tilman Schlick	2,965
Véronique Cesar	349
X. Bellot	25,270
TOTAL	3,522,659

US:676983.4
SCHEDULE D
SCHEDULE OF LENDING INSTITUTIONS
(as of April 7, 2014)

Lending Institution	Shares of Common Stock Held
Comerica Ventures Incorporated 300 West 6th Street Suite 1300 Austin, TX 78701	10,889
Escalate Capital I, L.P. 300 West Sixth St., Suite 2300 Austin, TX 78701 Attn: Tony Schell Email: tony@escalatecapital.com	621,271
Escalate Capital Partners SBIC, L.P. 300 West Sixth St., Suite 2300 Austin, TX 78701 Attn: Tony Schell Email: tony@escalatecapital.com	29,398
TOTAL	661,558